Exhibit 99.1

Hill International, Inc.	The Equity Group Inc.
John P. Paolin	Devin Sullivan
Senior Vice President of Marketing and	Senior Vice President
Corporate Communications	(212) 836-9608
(215) 309-7710	dsullivan@equityny.com
johnpaolin@hillintl.com

FOR IMMEDIATE RELEASE

Hill International Reports First Quarter 2015 Financial Results

Philadelphia, PA — May 4, 2015 — Hill International (NYSE:HIL), the global leader in managing construction risk, announced today financial results for the first quarter ended March 31, 2015 (see attached tables).

Total revenue for the first quarter of 2015 was a record $171.6 million, an increase of 14.4% from the first quarter of 2014.  Consulting fee revenue for the first quarter of 2015 was a record $152.5 million, an increase of 11.1% from last year’s first quarter.

EBITDA (as defined below) for the first quarter of 2015 was $8.3 million, a 1.0% increase from the first quarter of 2014.  Operating profit for the first quarter was $6.0 million, unchanged from last year’s first quarter.  Net earnings for the first quarter of 2015 were up 1,966.0%, to $1.1 million, or $0.02 per diluted share, from net earnings of $0.1 million, or $0.00 per diluted share, in the first quarter of 2014.

The company’s total backlog at March 31, 2015 was $1.039 billion compared to $1.080 billion at December 31, 2014.  Twelve-month backlog at March 31, 2015 was $445 million compared to $470 million at December 31, 2014.

“Double-digit revenue growth helped our company return to profitability in the first quarter,” said David L. Richter, Hill’s President and Chief Executive Officer. “Our focus during the second quarter will be on implementing a cost optimization program that we expect will eliminate more than $25 million in annualized overhead costs,” added Richter.

2015 Guidance

Based on Hill’s financial performance in the first quarter, current market conditions and the backlog amounts described above, the company reiterates its prior guidance that consulting fee revenue in 2015 is expected to be between $650 million and $675 million. This guidance reflects approximately 13% to 17% growth in consulting fee revenue for the year.  In addition, based upon the cost optimization program discussed above, the company estimates that its EBITDA margin as a percentage of consulting fee revenue in 2015 will be in the range of 8% to 10%, up from 6.6% in 2014.

Business Segment Results

In addition to providing consolidated financial results, Hill also reports separate financial results for its two operating segments: the Project Management Group and the Construction Claims Group.

Project Management Group.  Hill’s Project Management Group provides program management, project management, construction management, project management oversight, troubled project turnaround, staff augmentation, project labor agreement consulting, commissioning, estimating and cost management, and labor compliance services.

Total revenue at Hill’s Project Management Group during the first quarter of 2015 was a record $131.3 million, an increase of 16.0% from the first quarter of 2014.  Consulting fee revenue for the first quarter at the Projects Group was a record $113.4 million, an increase of 11.4% from the prior year’s first quarter.  Operating profit for the Projects Group for the first quarter of 2015 was $13.0 million, an 18.9% increase from the first quarter of 2014.

Construction Claims Group.  Hill’s Construction Claims Group provides claims consulting, management consulting, litigation support, expert witness testimony, cost/damages assessment, delay/disruption analysis, adjudication, lender advisory, risk management, forensic accounting, fraud investigation and Project Neutral services.

Total revenue at Hill’s Construction Claims Group during the first quarter of 2015 was a record $40.3 million, an increase of 9.3% from the first quarter of 2014.  Consulting fee revenue for the first quarter at the Claims Group was a record $39.0 million, an increase of 10.0% from the prior year’s first quarter.  Operating profit for the Claims Group for the first quarter was $2.3 million, a 10.9% decline from the first quarter of 2014.

Conference Call

David L. Richter, Hill’s President and Chief Executive Officer, and John Fanelli III, Hill’s Senior Vice President and Chief Financial Officer, will host a conference call on May 5, 2015, at 11:00 am Eastern Time to discuss the financial results for the first quarter ended March 31, 2015.  Interested parties may participate in the call by dialing (877) 423-9820 (Domestic) or (201) 493-6749 (International) approximately 10 minutes before the call is scheduled to begin and ask to be connected to the Hill International conference call.  The conference call will also be broadcast live over the Internet.  To listen to the live call, please go to the “Investor Relations” section of Hill’s website at www.hillintl.com, and click on “Financial Information,” and then “Conferences and Calls”.  Please go to the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to participate in the live call, the conference call will be archived and can be accessed from Hill’s website for approximately 90 days.

About Hill International

Hill International, with 4,800 employees in 100 offices worldwide, provides program management, project management, construction management, construction claims and other consulting services primarily to the buildings, transportation, environmental, energy and industrial markets.  Engineering News-Record magazine recently ranked Hill as the ninth largest construction management firm in the United States.  For more information on Hill, please visit our website at www.hillintl.com.

The Hill International logo is available at: http://www.globenewswire.com/newsroom/prs/?pkgid=5733

Forward-Looking Statements

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby. Except for historical information, the matters set forth herein including, but not limited to, any projections of revenues, earnings or other financial items; any statements concerning our plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements are set forth in the Risk Factors section and elsewhere in the reports we have filed with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statement.

(HIL-F)

HILL INTERNATIONAL, INC. AND SUBSIDIARIES

EARNINGS RELEASE TABLES

(In 000’s, Except Per Share Data)

(Unaudited)

Consolidated Statement of Operations

	Three Months Ended March 31,
	2015	2014

Consulting fee revenue	$152,453	$137,249
Reimbursable expenses	19,127	12,764
Total revenue	171,580	150,013

Cost of services	86,689	78,590
Reimbursable expenses	19,127	12,764
Total direct expenses	105,816	91,354

Gross profit	65,764	58,659
Selling, general and administrative expenses	59,565	52,659
Equity in losses of affiliate	183	—
Operating profit	6,016	6,000

Interest and related financing fees, net	3,574	5,076

Earnings before income taxes	2,442	924
Income tax expense	1,163	631

Net earnings	1,279	293
Less: net earnings - noncontrolling interests	184	240

Net earnings attributable to Hill International, Inc.	$1,095	$53

Basic earnings per common share - Hill International, Inc.	$0.02	$—

Basic weighted average common shares outstanding	50,373	39,795

Diluted earnings per common share - Hill International, Inc.	$0.02	$—

Diluted weighted average common shares outstanding	50,637	40,602

Selected Segment Data

	Three Months Ended March 31,
	2015	2014

Project Management
Consulting fee revenue	$113,429	$101,788
Total revenue	$131,307	$113,169
Gross profit	$44,438	$39,036
Gross profit as a percent of consulting fee revenue	39.2%	38.4%
Selling, general and administrative expenses	$31,240	$28,093
SG&A expenses as a percentage of consulting fee revenue	27.5%	27.6%
Operating profit before equity in losses of affiliate	$13,198	$10,943
Equity in losses of affiliate	$(183)	—
Operating profit	$13,015	$10,943
Operating profit as a percent of consulting fee revenue	11.6%	10.8%

Construction Claims
Consulting fee revenue	$39,024	$35,461
Total revenue	$40,273	$36,844
Gross profit	$21,326	$19,623
Gross profit as a percent of consulting fee revenue	54.6%	55.3%
Selling, general and administrative expenses	$18,993	$17,005
SG&A expenses as a percentage of consulting fee revenue	48.7%	48.0%
Operating profit	$2,333	$2,618
Operating profit as a percent of consulting fee revenue	6.0%	7.4%

Selected Other Financial Data

	Three Months Ended March 31,
	2015	2014

Consulting fee revenue	$152,453	$137,249
Total revenue	$171,580	150,013
Gross profit	$65,764	$58,659
Gross profit as a percentage of consulting fee revenue	43.1%	42.7%
Selling, general and administrative expenses (excluding corporate expenses)	$50,232	$45,098
Selling, general and administrative expenses (excluding corporate expenses) as a percentage of consulting fee revenue	32.9%	32.9%
Corporate expenses	$9,332	$7,561
Corporate expenses as a percentage of consulting fee revenue	6.1%	5.5%
Operating profit before equity in losses of affiliate	$6,199	$6,000
Equity in losses of affiliate	$(183)	$—
Operating profit	$6,016	$6,000
Operating profit as a percent of consulting fee revenue	3.9%	4.4%
Effective income tax rate	47.6%	68.3%

Selected Balance Sheet Data

	March 31, 2015	December 31, 2014

Cash and cash equivalents	$25,785	$30,124
Accounts receivable, net	206,833	194,256
Current assets	265,565	257,099
Accounts receivable, Libya	48,967	49,659
Total assets	468,710	464,984
Current liabilities	137,055	137,935
Total debt	139,950	128,236

Stockholders’ equity:
Hill International, Inc. share of equity	147,791	154,112
Noncontrolling interests	7,548	8,674
Total equity	$155,339	$162,786

EBITDA Reconciliation

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the first quarter of 2015 were $8.3 million compared to $8.2 million in the first quarter of 2014. EBITDA is not a measure of financial performance under generally accepted accounting principles (“GAAP”). Management believes EBITDA, in addition to operating profit, net income and other GAAP measures, is a useful indicator of Hill’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes, capital expenditures and debt service. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP. A reconciliation of EBITDA to the most directly comparable GAAP measure in accordance with SEC Regulation S-K follows:

	Three Months Ended March 31,
	2015	2014

Net earnings	$1,095	$53
Interest expense, net	3,574	5,076
Income tax expense	1,163	631
Depreciation and amortization	2,440	2,427
EBITDA	$8,272	$8,187